Exhibit 99.1

Natural Health Trends Reports Fourth Quarter and Full Year 2021 Financial Results

– Fourth quarter revenue of $16.1 million increased 13% compared to the third quarter of 2021

– Seventh consecutive quarter of positive operating income and net income

– Generated positive cash flow from operations in the fourth quarter and full year of 2021

– Declared a quarterly cash dividend of $0.20 per share

HONG KONG – February 9, 2022 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Financial Highlights

•	Revenue of $16.1 million increased 13% compared to $14.3 million in the third quarter of 2021 and decreased 3% compared to $16.6 million in the fourth quarter of 2020.
•	Operating income was $487,000 compared to $479,000 in the third quarter of 2021 and $1.3 million in the fourth quarter of 2020.
•

Net income was $232,000, or $0.02 per diluted share, compared to $471,000, or $0.04 per diluted share, in the third quarter of 2021 and $747,000, or $0.07 per diluted share, in the fourth quarter of 2020.

•	The number of Active Members[1] were down slightly to 45,760 at December 31, 2021, compared to 45,950 at September 30, 2021, and decreased 12% compared to 52,230 at December 31, 2020.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Full Year 2021 Financial Highlights

•	Revenue of $60.0 million decreased 3% compared to $62.1 million in 2020.
•	Operating income was $1.6 million compared to $669,000 in 2020.
•	Net income was $1.1 million, or $0.09 per diluted share, compared to $843,000, or $0.07 per diluted share, in 2020.

Management Commentary

“We were pleased to report fourth quarter revenue of $16.1 million, an increase of 13% over the third quarter of 2021,” commented Chris Sharng, President of Natural Health Trends Corp. “The top-line improvement reflected double-digit growth in order volume given our increased ability to adapt to the ever-changing macroeconomic environment resulting from the pandemic. The increase in order volume resulted in our deferred revenue balance growing by $2.5 million from September 30 to December 31, 2021. Additionally, we reported our seventh consecutive quarter of positive operating income and net income.”

Mr. Sharng continued, “As we look ahead into 2022, the effects of the COVID-19 pandemic, and the associated government-mandated restrictions and lockdowns, will likely continue to present headwinds to our business. However, we believe we can continue to support our order volume due to the unwavering hard work and dedication of our employees, leaders and members, coupled with our ability to quickly respond and adapt to changing market conditions. We are guardedly optimistic we will benefit from a gradual resumption of in-person member events and activities going forward.”

Balance Sheet and Cash Flow

•	Net cash provided by operating activities was $1.0 million in 2021 compared to $1.9 million in 2020.
•	Total cash and cash equivalents were $83.8 million as of December 31, 2021, down from $92.4 million as of December 31, 2020.
•

On February 7, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on March 4, 2022 to stockholders of record as of February 22, 2022.

The Company expects to issue its 2021 audited financial results in late February with its Annual Report on Form 10-K to be filed with the United States Securities and Exchange Commission. These financial results are preliminary and the accompanying financial statements have not been audited or have not yet been reviewed by the Company’s independent accountants. Significant updates and revisions may be required before the release of the Company’s 2021 audited financial results.

Fourth Quarter and Full Year 2021 Financial Results Conference Call

Management will host a conference call to discuss the fourth quarter and full year 2021 financial results today, Wednesday, February 9, 2022 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, February 9, 2022
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13726094
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1522631&tp_key=580f9875a9

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on February 9, 2022 through 11:59 p.m. Eastern Time on February 23, 2022 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number:  13726094.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 26, 2021 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

scott.davidson@nhtglobal.com

Investor Contact:

ADDO Investor Relations

Tel: 310-829-5400

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$83,843	$92,367
Inventories	5,257	3,779
Other current assets	4,369	3,595
Total current assets	93,469	99,741
Property and equipment, net	463	539
Operating lease right-of-use assets	3,021	3,745
Restricted cash	522	525
Deferred tax asset	309	731
Other assets	571	661
Total assets	$98,355	$105,942
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$761	$580
Income taxes payable	1,345	1,481
Accrued commissions	3,636	3,496
Other accrued expenses	1,933	1,922
Deferred revenue	8,536	3,091
Amounts held in eWallets	6,341	8,503
Operating lease liabilities	1,239	1,163
Other current liabilities	865	1,270
Total current liabilities	24,656	21,506
Income taxes payable	12,130	13,748
Deferred tax liability	153	216
Operating lease liabilities	1,928	2,775
Total liabilities	38,867	38,245
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,102
Retained earnings (accumulated deficit)	(231)	7,822
Accumulated other comprehensive loss	(492)	(336)
Treasury stock, at cost	(25,904)	(25,904)
Total stockholders’ equity	59,488	67,697
Total liabilities and stockholders’ equity	$98,355	$105,942

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Net sales	$16,108	$16,595	$60,005	$62,071
Cost of sales	4,153	4,024	15,010	16,990
Gross profit	11,955	12,571	44,995	45,081
Operating expenses:
Commissions expense	7,110	6,868	25,578	26,204
Selling, general and administrative expenses	4,358	4,437	17,846	18,208
Total operating expenses	11,468	11,305	43,424	44,412
Income from operations	487	1,266	1,571	669
Other income (expense), net	31	218	(61)	821
Income before income taxes	518	1,484	1,510	1,490
Income tax provision	286	737	425	647
Net income	$232	$747	$1,085	$843
Net income per common share:
Basic	$0.02	$0.07	$0.10	$0.08
Diluted	$0.02	$0.07	$0.09	$0.07
Weighted-average number of common shares outstanding:
Basic	11,159	10,777	11,017	10,630
Diluted	11,424	11,424	11,424	11,424

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:	(Unaudited)
Net income	$1,085	$843
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	299	410
Noncash lease expense	1,163	1,532
Deferred income taxes	362	1,339
Changes in assets and liabilities:
Inventories	(1,547)	2,700
Other current assets	(803)	2,322
Other assets	68	181
Accounts payable	182	(102)
Income taxes payable	(1,753)	(311)
Accrued commissions	212	566
Other accrued expenses	20	(471)
Deferred revenue	5,482	(1,433)
Amounts held in eWallets	(2,122)	(4,491)
Operating lease liabilities	(1,237)	(1,427)
Other current liabilities	(395)	227
Net cash provided by operating activities	1,016	1,885
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(225)	(211)
Net cash used in investing activities	(225)	(211)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(9,138)	(9,138)
Net cash used in financing activities	(9,138)	(9,138)
Effect of exchange rates on cash, cash equivalents and restricted cash	(180)	931
Net decrease in cash, cash equivalents and restricted cash	(8,527)	(6,533)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	92,892	99,425
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$84,365	$92,892
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Right-of-use assets obtained in exchange for operating lease liabilities	$472	$2,747